Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-14036) pertaining to the Amended and Restated James Hardie Industries plc 2001 Equity Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-153446) pertaining to the Amended and Restated James Hardie Industries plc Managing Board Transitional Stock Option Plan 2005 and the Amended and Restated James Hardie Industries plc Supervisory Board Share Plan 2006;

(3)	Registration Statement (Form S-8 No. 333-161482) pertaining to the Amended and Restated James Hardie Industries plc Long Term Incentive Plan 2006;

of our reports dated May 23, 2013, with respect to the consolidated financial statements of James Hardie Industries plc and the effectiveness of internal control over financial reporting of James Hardie Industries plc included in this Annual Report (Form 20-F) of James Hardie Industries plc for the year ended March 31, 2013.

/s/ Ernst & Young LLP

Irvine, California

June 27, 2013